Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Nexalin Technology, Inc..

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one common stock, par value $0.001 per share, and one warrant to purchase common stock(2)	457(o)			$12,075,000	$92.70 per $1,000,000	$1,119.35
	Equity	Common stock included as part of the units(3)(4)	457(g)			[●]
	Equity	Warrants to purchase common stock included as part of the units(3)(4)	457(g)			[●]
	Equity	Common stock issuable upon exercise of the warrants(5)	457(g)			$11,902,500	$92.70 per $1,000,000	$1,103.36
	Equity	Representative’s Warrants(4)(6)	457(g)
	Equity	Shares of common stock issuable upon exercise of the Representative’s Warrants(7)	457(g)			$910,800	$92.70 per $1,000,000	$84.43
Fees Previously Paid								$2,147.16
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$23,162,500		$2,307.14
	Total Fees Previously Paid							$2,147.16
	Total Fee Offsets
	Net Fee Due							$159.98

(1)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price ($7.00) of the securities registered hereunder to be sold by the registrant.
(2)	Includes additional 225,000 units consisting of common stock and warrants which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	Included in the price of the units. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.
(4)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	Represents a warrant (the “warrants”) to purchase one share of common stock at an exercise price equal to 115% for every unit offered.
(6)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.
(7)	The Representative’s Warrants are exercisable into a number of shares of common stock equal to 8% of the number of shares of common stock sold in this offering, excluding shares issuable upon the exercise of the underwriters’ option to purchase additional securities, at an exercise price equal to 110% of the public offering price per unit.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A